Exhibit 10.2

Skillz Inc.

Lock-Up Agreement

March 17, 2021

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Jefferies LLC

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

Re:	Skillz Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Skillz Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of shares (the “Securities”) of the Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and excluding June 14, 2021 (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Class A Common Stock or Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock of the Company:

(i) as a bona fide gift or gifts, or by will or intestacy upon the death of the undersigned; provided, that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth herein;

(ii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided, that the trustee of the trust or the partnership or limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(iii) to any immediate family member or other dependent; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein;

(iv) as a distribution to any of the undersigned’s controlled affiliates, or to any wholly owned subsidiary, partners, members or stockholders of the undersigned, or to any investment fund or other entity controlled or managed by or under common control or management with the undersigned; provided, that (A) the transferee agrees to be bound in writing by the restrictions set forth herein and (B) any such transfer shall not involve a disposition for value;

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein;

(vi) pursuant to an order of a court or regulatory agency, in each case of competent jurisdiction, or where necessary to comply with any regulations of a regulatory agency of competent jurisdiction related to the undersigned’s ownership of the shares of Common Stock of the Company; provided that any filing made under Section 16(a) of the Exchange Act pursuant to such transfer shall clearly indicate in the footnotes the circumstances of the transfer;

(vii) to the Company as the result of a vesting, settlement, conversion, exercise or exchange of any security convertible into or exercisable or exchangeable for shares of Common Stock (including the conversion of shares of Class B Common Stock into Class A Common Stock) pursuant to any existing employee benefit plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (as defined in the Underwriting Agreement), including shares of Common Stock surrendered or transferred to the Company in connection with a “cashless exercise” or “net exercise” to cover tax withholding obligations of the undersigned in connection with such vesting, settlement, conversion, exercise or exchange; provided, that any shares of Common Stock received upon such conversion, exercise or exchange shall be subject to the restrictions set forth herein;

(viii) after completion of the Offering, pursuant to a change of control (as defined below) of the Company that has been approved by the Company’s board of directors; provided that in the event that the change of control is not completed, the Shares owned by the undersigned that are subject to the restrictions contained in this Lock-Up Agreement shall remain so restricted in accordance with this Lock-Up Agreement;

(ix) to the Company in connection with the conversion of shares of Class B Common Stock held by the undersigned into shares of Class A Common stock; provided, that any shares of Class A Common Stock received by the undersigned as a result of such conversion shall be subject to the restrictions set forth herein;

(x) that were acquired in open market transactions following the date of the Offering; provided, that no such transfer is required to be reported in any public report or filing, and further provided that the undersigned does not otherwise voluntarily effect such a report or filing;

(xi) pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act (a “Plan”) that is existing as of the date hereof and that was provided to the Representatives prior to the date hereof; provided that the undersigned shall not, without the prior written consent of the Representatives, amend any such Plan to permit sales or transfers of additional shares during the Lock-Up Period unless such transfer is otherwise permitted under the terms of this Lock-Up Agreement; provided further that if the undersigned reports under Section 16(a) of the Exchange Act any sale or transfer pursuant to a Plan during the Lock-Up Period, the undersigned shall cause such report to include a statement that such sale or transfer was effected pursuant to an Plan that was in effect on the date that the undersigned executed this Lock-up Agreement;

(xii) in connection with the sale of the undersigned’s shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement; or

(xiii) with the prior written consent of the Representatives on behalf of the Underwriters;

provided that, in the case of each transfer pursuant to clauses (i) through (v) and (vii) through (ix), (a) no public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Common Stock shall be required or voluntarily made during the Lock-Up Period and (b) any filing made under Section 16(a) of the Exchange Act pursuant to such transfer shall clearly indicate in the footnotes the circumstances of the transfer.

Furthermore, during the Lock-Up Period, the undersigned may exercise any warrants to purchase shares of Common Stock of the Company, so long as the shares of Common Stock received upon such exercise shall remain subject to the terms of this Lock-Up Agreement.

For purposes of this Lock-Up Agreement, (i) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and (ii) “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the Company.

The undersigned now has, and, except as contemplated by clause (i) through (xiii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock of the Company, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions.

Nothing in this Lock-Up Agreement shall prevent the establishment by the undersigned of a Plan; provided, that it shall be a condition to the establishment of any such Plan that no sales of Common Stock shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall automatically terminate and be of no further force and effect upon the earlier to occur of: (i) the Company advising the Underwriters in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Offering; (ii) the termination of the Underwriting Agreement before the closing of the Offering; (iii) the registration statement for the Offering is withdrawn; or (iv) May 30, 2021, if the Underwriting Agreement has not been executed by that date.

Very truly yours,

IF AN INDIVIDUAL:

By:	/s/ Andrew Paradise
(duly authorized signature)

Name:	Andrew Paradise
(please print full name)

IF AN ENTITY:

(please print complete name of entity)

By:
(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)